UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 25, 2006

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 25, 2006, on the recommendation of its Compensation Committee, the Registrant’s Board of Directors adopted the following non-employee director compensation program:

Cash Compensation. Each non-employee director will be paid an annual cash retainer of $30,000, paid in four quarterly installments. The chairperson of a committee of the Board will receive an additional retainer as follows: an additional $15,000 for the Audit Committee chairperson, an additional $10,000 for the Compensation Committee chairperson and an additional $5,000 for the Corporate Governance and Nominating Committee chairperson. The Chairman of the Board will also receive an additional $20,000 for such service. These changes to the cash compensation portions of the non-employee director compensation program will be effective as of October 1, 2006.

Equity Compensation. Each non-employee director will be granted a stock option to purchase 24,000 shares of the Registrant’s common stock upon such director’s initial election or appointment to the Board of Directors. Such options will generally vest annually over a period of three (3) years. Each non-employee director will also automatically receive a restricted stock unit (“RSU”) grant of 4,500 units on the date such director is initially elected or appointed to the Board and each continuing non-employee director shall receive an additional grant of 4,500 RSUs on the date of each subsequent annual meeting of stockholders following such initial grant. Such RSUs will vest upon the earlier of (i) one year from the grant date and (ii) the next annual meeting of stockholders, and will be paid in common stock of the Registrant. The amount of RSUs granted to a non-employee director joining the Board other than at an annual meeting of stockholders shall be pro-rated based on the amount of time remaining until the next annual meeting of stockholders. In addition to the annual 4,500 RSU grant for all non-employee directors, the Chairman of the Board (if a non-employee director) shall receive annually an additional 2,250 RSUs. These changes to the equity compensation portions of the non-employee director compensation program will be effective as of the 2006 annual meeting of stockholders, subject to stockholder approval of a new equity plan to be adopted by the Registrant and presented for stockholder approval at the 2006 annual meeting of stockholders.

The following table sets forth a comparison of the current non-employee director compensation program and the newly adopted non-employee director compensation program:

	Current Plan	New Plan
Annual Fee	$40,000	$30,000
Audit Committee Chair Fee	$10,000	$15,000
Compensation Committee Chair Fee	$10,000	$10,000
Corporate Governance and Nominating Committee Chair Fee	$0	$5,000
Chairman of the Board - Additional Fee	$20,000	$20,000
Initial Option Grant	54,000 shares	24,000 shares
Initial RSU Grant	None	4,500 shares
Annual Option Grant	22,500 shares	None
Annual RSU Grant	None	4,500 shares
Chairman of the Board - Additional Annual Option Grant	22,500	None
Chairman of the Board - Additional Annual RSU Grant	None	2,250

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2006

EXAR CORPORATION

By:	/s/ Roubik Gregorian
Name:	Roubik Gregorian
Title:	Chief Executive Officer, President and Director